Exhibit 99.3

PRO FORMA FINANCIAL INFORMATION

UNAUDITED PRO FORMA

COMBINED CONDENSED FINANCIAL STATEMENTS

On December 17, 2009, we completed our acquisition of certain assets and the assumption of certain liabilities of the value-added reseller business (or the “VAR Business”) of Incentra, LLC, a Delaware limited liability company (“Incentra”).  The VAR Business provided technology, consulting and outsourcing services to mid-tier and large enterprise companies in the financial services, life sciences, insurance, healthcare, media, manufacturing and education sectors.  The VAR Business designed, procured, implemented and supported data center solutions composed of technologies including storage, networking, security and servers from leading manufacturers.  We did not acquire Incentra’s managed services portfolio.  Accordingly, we have included pro forma adjustments to exclude this portfolio’s related assets, liabilities and results of operations.  We accomplished the acquisition through the purchase of substantially all of the assets of the VAR Business under an Asset Purchase Agreement dated December 17, 2009 (the “Asset Purchase Agreement”).

Under the Asset Purchase Agreement, we paid Incentra $8.8 million at closing, $440,000 of which we held back as security for indemnification obligations.  In addition, we paid Incentra an additional $5 million for the VAR Business working capital, $2 million of which we paid at closing and the $3 million balance of which we paid by delivery of a secured promissory note.  The $5 million working capital payment is subject to post-closing adjustments, either upward or downward, in connection with the amount, if any, that the VAR Business’s actual working capital at the closing date was greater or less than $5 million.  The adjustments will occur on each of March 31 and June 30, 2010.  We will make downward adjustments at March 31, 2010, and either downward or upward adjustments at June 30, 2010.  We will make any downward adjustments on a dollar-for-dollar basis.  We will make any upward adjustments in the amount of $0.50 for each dollar by which actual working capital at closing, after taking into account the collection of accounts receivable and the payment of accounts payable through June 30, 2010, exceeded $5 million.  For purposes of preparing the pro forma financial statement, we assumed no working capital adjustments.  The promissory note is secured by the assets we purchased.

As part of the transaction, we assumed certain liabilities of the VAR Business, including certain trade payables relating to the business.  The Asset Purchase Agreement contains customary and negotiated representations, warranties and post-closing covenants, including indemnification covenants.

We have prepared the following unaudited pro forma combined condensed financial statements to illustrate the acquisition of the VAR Business in a transaction accounted for in accordance with Financial Accounting Standards Board (“FASB”) Topic 805, Business Combinations, with Datalink treated as the acquiror.  The unaudited pro forma combined condensed balance sheet combines the historical consolidated balance sheets of Datalink and the VAR Business as of September 30, 2009, prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), giving effect to the acquisition as if it occurred on September 30, 2009.  The unaudited pro forma combined condensed statement of operations combine the historical consolidated statements of operations of  Datalink and the VAR Business for the nine months ended September 30, 2009 and the year ended December 31, 2008, prepared in accordance with GAAP, giving effect to the acquisition as if it occurred at the beginning of the period.  The pro forma condensed combined balance sheet and statements of operations reflect only pro forma adjustments expected to have a continuing impact on the combined results.

These unaudited pro forma combined condensed financial statements are for informational purposes only.  They do not purport to present the results that we would have reported if we completed the acquisition on the assumed dates or for the periods presented, or which we may realize in the future.  To produce the pro forma financial information, we allocated the purchase price of the VAR Business using our best estimates of fair value.  We based our estimates on the most recently available information.  To the extent there are significant changes to the VAR Business’s business, these assumptions and estimates could change significantly.  Accordingly, the purchase accounting adjustments reflected in the unaudited pro forma combined condensed financial statements included herein are preliminary and subject to change.  The unaudited pro forma combined condensed financial statements are based on the assumptions and adjustments which give effect to events that are: (i) directly attributable to the transaction; (ii) expected to have a continuing impact; and (iii) factually supportable, as described in the accompanying notes and do not reflect any potential operating efficiencies.  We recommend that you read the unaudited pro forma combined condensed financial statements in conjunction with the historical consolidated financial statements, including the related notes, of Datalink and Incentra covering these periods.

Datalink Corporation

Incentra Proforma

September 30, 2009

	Datalink (Historical)	Incentra LLC (Historical)	Pro Forma Adjustments Incr. (Decr)(1)		Pro Forma Combined
Cash and cash equivalents	21,426	811	(811)	a	10,359
			(10,602)	c
			(465)	r
Short term investments	2,730	—	—		2,730
Accounts receivable - trade & other	17,411	19,215	(2,276)	a	34,350
Inventories	685	—	—		685
Deferred customer support contracts - current	41,494	3,670	(352)	d	44,812
Inventories shipped but not installed	7,236	—	—		7,236
Current deferred income taxes	302	—	—		302
Income tax receivable	2,806	—	—		2,806
Other current assets	230	1,444	(444)	a	1,230
Total current assets	94,320	25,140	(14,950)		104,510

Property and equipment	1,616	14	78	e	1,708
Deferred customer support contracts - noncurrent	—	—	432	d	432
Goodwill	17,748	16,233	(15,386)	f	20,906
			(847)	b
			4,195	g
			(1,037)	q
Finite life intangibles, net	2,367	5,157	(4,940)	a	7,586
			(217)	b
			5,219	h
Deferred tax asset	—	—	1,037	q	1,037
Other assets	219	2	(2)	a	219
Total assets	116,270	46,546	(26,418)		136,398

Liabilities and Stockholders’ Equity
Current Liabilities
Notes payable and other short term obligations	—	644	(635)	a	3,000
			(9)	b
		—	3,000	c
Current portion of revolving credit facility-Related party	—	10,291	(10,291)	b	—
Capital leases - current portion	—	172	(17)	a	—
			(155)	i
Accounts payable	9,922	10,565	(241)	a	20,246
Accrued expenses and other	3,707	3,957	(1,143)	a	6,521
Sublease reserve current	293	—	—		293
Customer deposits	3,376	—	—		3,376
Deferred revenue	53,378	5,066	(1,116)	d	57,328
Total current liabilities	70,676	30,695	(10,607)		90,764

Revolving credit facility-Related party	—	10,000	(8,144)	a	—
			(1,856)	b
Note payable-Related party	—	14,196	(14,196)	a	0
Deferred rent	111	—	—		111
Deferred income tax liability	1,953	—	—		1,953
Sublease reserve non-current	420	—	—		420
Deferred revenue - noncurrent portion	—	—	505	d	505
Capital leases - long term	—	48	(5)	a	—
			(43)	i
Other long term obligations	—	13	(13)	a	(0.32)
Total liabilities	73,160	54,952	(34,359)		93,753

Stockholders’ equity
Common Stock	13	1	(1)	a	13
Additional paid in capital	41,132	—			41,132
Retained earnings	1,965	(8,407)	590	a	1,500
			7,817	b
			(465)	r
Total stockholders’ equity	43,110	(8,406)	7,941		42,645

Total liabilities and stockholders’ equity	116,270	46,546	(26,418)		136,398

Footnotes:
(1)	The letters refer to a description of the adjustments in Note 2. The accompanying notes are an integral part of these unaudited pro forma combined consolidated statements.

Datalink Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2009

(In thousands, except per share data)

	Datalink (Historical)	Incentra LLC (Historical)	Pro Forma Adjustments Incr. (Decr.) (1)		Pro Forma Combined
Revenue	$126,276	82,698	(8,449)	a	200,525
Cost of revenue	93,104	67,627	(5,282)	a	155,449
Gross profit	33,172	15,071	(3,167)		45,076

Selling, general and administrative expenses	33,498	24,663	(3,339)	a	54,246
			(34)	j
			(642)	k
			10	l
			90	i
Amortization of intangibles	533	—	427	h	960
Total operating expenses	34,031	24,663	(3,488)		55,206
Earnings (loss) from operations	(859)	(9,592)	321		(10,130)
Other income	81	(4,024)	2,528	a	160
			(1)	m
			916	n
			660	o
Earnings (loss) before income taxes	(778)	(13,616)	4,424		(9,970)
Income tax expense (benefit)	(381)		(3,493)	p	(3,874)
Net earnings (loss)	$(397)	(13,616)	7,917		(6,096)

Net earnings (loss) per common share
Basic	$(0.03)				(0.49)
Diluted	(0.03)				(0.49)

Weighted-average common shares outstanding
Basic	12,520				12,520
Diluted	12,520				12,520

(1)   The letters refer to a description of the adjustments in Note 2.

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

Datalink Corporation

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended December 31, 2008

(In thousands, except per share data)

	Datalink (Historical)	Incentra Solutions (Historical)	Pro Forma Adjustments Incr. (Decr.) (1)		Pro Forma Combined
Revenue	$195,597	212,478	(10,822)	a	397,253
Cost of revenue	142,946	171,664	(7,890)	a	306,720
Gross profit	52,651	40,814	(2,932)		90,533

Selling, general and administrative expenses	47,571	43,615	(4,141)	a	84,883
			(202)	j
			(1,220)	k
			13	l
			222	i
			(975)	o
Amortization of intangibles	—	900	689	h	1,589
Impairment of goodwill	—	33,211	(1,692)	a	—
			(31,519)	f
Total operating expenses	47,571	77,726	(38,825)		86,472
Earnings (loss) from operations	5,080	(36,912)	35,893		4,061
Other income (expense)	552	(12,429)	117	a	(13)
			(33)	m
			12,849	n
			(1,069)	b
Earnings (loss) from continuing operations before income taxes	5,632	(49,341)	47,757		4,048
Income tax expense (benefit)	2,236	—	(602)	p	1,634
Net earnings (loss) from continuing operations	3,396	(49,341)	48,359		2,414

Net earnings (loss) from continuing operations per common share
Basic	$0.27				0.20
Diluted	0.27				0.19

Weighted-average common shares outstanding
Basic	12,370				12,370
Diluted	12,495				12,495

(1)   The letters refer to a description of the adjustments in Note 2.

The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements.

Datalink Corporation

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.                                      Basis of Pro Forma Presentation

On December 17, 2009, we completed our acquisition of certain assets and the assumption of certain liabilities of the value-added reseller business (the “VAR Business”) of Incentra, LLC, a Delaware limited liability company (“Incentra, LLC”).  We paid Incentra $8.8 million at closing, $440,000 of which we held back as security for indemnification obligations.  In addition, we paid Incentra an additional $5 million for the VAR Business working capital, $2 million of which we paid at closing and the $3 million balance of which we paid by delivery of a secured promissory note.  The $5 million working capital payment is subject to post-closing adjustments, either upward or downward, in connection with the amount, if any, that the VAR Business’s actual working capital at the closing date was greater or less than $5 million.  The adjustments will occur on each of March 31 and June 30, 2010.  We will make downward adjustments at March 31, 2010, and either downward or upward adjustments at June 30, 2010.  We will make any downward adjustments on a dollar-for-dollar basis.  We will make any upward adjustments in the amount of $0.50 for each dollar by which actual working capital at closing, after taking into account the collection of accounts receivable and the payment of accounts payable through June 30, 2010, exceeds $5 million.  The promissory note is secured by the assets we purchased.

For accounting purposes, the purchase price of the VAR Business was $13,800,000, consisting of the $8,800,000 cash purchase price and the $5,000,000 estimated working capital amount we will owe Incentra on March 31, 2010.

The following table summarizes our preliminary estimate of the fair value of the acquired assets of the VAR Business on a purchase accounting basis (in thousands):

Acquired tangible assets and liabilities, net	$4,816
Other identifiable intangible assets	5,219
Goodwill	3,765
Estimated total purchase price	$13,800

We allocated the purchase consideration to the assets acquired and liabilities assumed based on the estimated fair value of the VAR Business’s tangible and identifiable intangible assets and liabilities.  We have made a preliminary allocation of the purchase price to major categories of assets and liabilities in the accompanying unaudited pro forma condensed combined balance sheet based on their respective fair values at the acquisition date.

2.                                      Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the removal of Incestra’s historical financial information the portion of net assets and operations that Datalink did not acquire as well as the estimated purchase price and to adjust amounts related to the VAR Business’s net tangible assets.  The allocation is preliminary and subject to change for the final fair value of assets and liabilities acquired based upon completion of valuation procedures.

The pro forma adjustments included in the unaudited proforma combined condensed financial statements are as follows:

(a)                     To remove assets, liabilities, and results of operations related to Incentra, LLC’s managed services business, which we did not acquire.

(b)       To remove and/or adjust historical amounts not assumed in the transaction.

(c)                      To record the purchase price of $10,800,000 and an additional pro forma working capital adjustment of $198,000 at September 30, 2009.

(d)                     To establish the fair market value of the deferred costs and revenue related to maintenance contracts.  We based the adjustment on the acquisition date preliminary valuation.

(e)                      To record property and equipment at preliminary estimated fair market value as of the acquisition date.

(f)                       To remove the historical goodwill balance and related impairment charge of Incentra, LLC.

(g)       To record the purchase price amount in excess of the preliminary fair value of assets acquired.

(h)                     To establish the preliminary estimated fair market value of identifiable intangible assets and record related amortization of such assets.  We based the adjustment on the preliminary fair value of the transaction at the acquisition date and our related estimate of useful lives.  ($263,000 of trademark — 3-year life; $1,108,000 of order backlog — 1-year life; and $3,848,000 of customer relationships — 8-year life)

(i)                         To remove amounts related to a lease agreement previously recorded as a capital lease but deemed an operating lease at the acquisition date.

(j)                        To remove Board of Directors’ fees incurred by Incentra, LLC not representative of future expenses of the combined entity.

(k)                     To remove previously recorded depreciation expense of Incentra, LLC.

(l)                         To record $91,889 of property and equipment depreciation over the estimated 7-year life.

(m)                 To remove interest income earned on Incentra, LLC’s cash balance which was not acquired.

(n)                     To remove interest expense related to Incentra, LLC’s term notes and revolving line of credit not assumed in the transaction.

(o)                     To remove bankruptcy costs incurred by Incentra, LLC which are not representative of future operations of the combined entity.

(p)                     Adjustment assumes the VAR Business was a C corporation with income taxes provided at a 38% effective tax rate.

(q)                     To adjust deferred income taxes to recognize the difference between tax basis and the proforma preliminary fair value of the assets acquired and liabilities assumed using the prevailing federal and state statutory income tax rates.

(r)        To record the impact of transaction costs incurred and paid on the date of the transaction.